CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amerigon Incorporated 1997 Stock Incentive Plan of our report dated March 20, 2002 relating to the financial statements and financial statement schedule of Amerigon Incorporated, which appears in Amerigon Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001.


                                          /s/ PricewaterhouseCoopers LLP


Orange County, California
September 26, 2002